EXHIBIT 10.22


                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT is dated May 6, 1997, by and between American Radio Systems Corporation, a Delaware corporation ("Buyer"), and Stellar Communications, Inc., a Texas corporation ("Seller").

                                P R E M I S E S:.


         A. Seller is the licensee and operator of radio station KKIK(FM) Temple, Texas (the "Station") pursuant to licenses issued by the Federal Communications Commission (the "FCC").

         B. Seller desires to sell, and Buyer wishes to buy, Seller's assets as described herein used in the operation of the Station and the broadcast business made possible thereby for the price and on the terms and conditions hereafter set forth.

                                   AGREEMENTS:

         In consideration of the above premises and the covenants and agreements contained herein, Buyer and Seller agree as follows:

                                    Section 1
                                  DEFINED TERMS

         The  following  terms  shall  have  the  following   meanings  in  this
Agreement:

         1.1 "Accounts Receivable" means the rights of Seller to payment for services rendered (including sale of time or talent on the Station for cash) by Seller prior to the Closing Date as reflected on the billing records of Seller relating to the Station.

         1.2 "Assets" means certain tangible and intangible assets owned and used in connection with the conduct of the business or operations of the Station, being only such assets as are specifically set forth in Section 2.1 herein, which are being sold, transferred, or otherwise conveyed to Buyer hereunder, as specified in detail in Section 2.1.

         1.3 "Assumed Contracts" means (i) all contracts listed in Schedule 3.7 and (ii) any Contracts entered into by Seller in the ordinary course of business between the date hereof and the Closing Date which would have been listed on
Schedule 3.7 had they been in existence on the date hereof and which Buyer agrees in writing to assume.

         1.4 "Closing" means the consummation of the transaction contemplated by this Agreement in accordance with the provisions of Section 8.

         1.5 "Closing Date" means the date of the Closing specified in Section 8.1.

         1.6 "Consents" means all of the consents, permits or approvals of government authorities and other third parties necessary to transfer the Assets to Buyer or otherwise to consummate the transaction contemplated hereby, including without limitation the consents of the parties to those Contracts designated in Schedule 3.7 with an asterisk.

         1.7 "Escrow Deposit" shall mean the sum of One Hundred and Eighty-Two Thousand and Five Hundred Dollars ($182,500) held by Whitley Broadcast Media, Inc. as Escrow Agent pursuant to an Escrow Agreement of even date, by and among Buyer, Seller, and Escrow Agent in the form set forth in Schedule 1.7 hereto.

         1.8 "Excluded Assets" shall mean those assets described or set forth in
Section 2.2 herein,  in  addition  to any assets not  specifically  set forth in
Section 2.1 herein.

         1.9 "FCC Consent" means action by the FCC granting its consent to the assignment of the FCC Licenses to Buyer as contemplated by this Agreement.

         1.10 "FCC Licenses" means all of the licenses, permits and other authorizations issued by the FCC to Seller in connection with the conduct of the business or operations of the Station.

         1.11 "Final Order" means the FCC Consent (a) which has not been reversed, stayed, enjoined, set aside, annulled or suspended, and (b) with respect to which (i) no requests have been filed for administrative or judicial review, reconsideration, appeal or stay, and the time for filing any such requests and for the FCC to review the action on its own motion has expired, or
(ii) in the event of review, reconsideration or appeal that does not result in the FCC consent being reversed, stayed, enjoined, set aside, annulled or suspended, the time for further review, reconsideration or appeal has expired.

         1.12 "Licenses" means all of the licenses, permits and other authorizations, including the FCC Licenses, issued by the FCC, the Federal Aviation Administration ("FAA"), and any other federal, state or local governmental authorities to Seller in connection with the conduct of the business or operations of the Station.

         1.13 "Personal Property" means all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, spare parts, and other tangible personal property which are listed in Schedule 3.6 hereto.

         1.14  "Purchase  Price" means the purchase  price  specified in Section
2.3.


                                    SECTION 2
                           SALE AND PURCHASE OF ASSETS

         2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to transfer and deliver to Buyer on the Closing Date, and Buyer agrees to purchase, all of the Assets, free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for (i) liens for taxes not yet due and payable; (ii) minor defect and irregularities as long as such defects and irregularities in the aggregate do not materially impact the value, market ability or use of the Assets as a whole and (iii) for those permitted in accordance with Section 2.5, 3.5 or 3.6 below) herein sometimes collectively referred to as "Permitted Liens", more specifically described as follows:

                  (a)      The Personal Property;

                  (b)      The Real Property;

                  (c)      The Licenses;

                  (d)      The Assumed Contracts;

                  (e) Goodwill and all trademarks, trade names, service marks and all other information and similar intangible assets relating to the Station, including those listed in Schedule 3.9 hereto;

                  (f) All of the Seller's proprietary information, which relate solely to the Station, including without limitation, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints, and schematics, including filings with the FCC which relate to the Station, if any;

                  (g) All choses in action and rights under warranties of Seller insofar as they relate to the Station or the Assets, if any;

                  (h) All books and records relating exclusively to the business or operations of the Station, including executed copies of the Assumed Contracts, and all records required by the FCC to be kept, subject to the right of Seller to have such books and records made available to Seller for a reasonable period, not to exceed four (4) years.

         2.2 Excluded Assets. The Assets shall exclude the following assets, in addition to those listed on Schedule 2.2:

                  (a) Seller's cash and cash equivalents on hand as of the Closing Date and all other cash in any of Seller's bank or savings accounts; any and all insurance policies, letters of credit, or other similar items and any cash surrender value in regard thereto; and any stocks, bonds, treasury bills, certificates of deposit and similar investments.

                  (b) Any contracts other than the Assumed Contracts;

                  (c)The lease from Chaney & Williams Construction Company to Seller dated June 9, 1995 covering the current office space of the Station at 608 Moody Lane in Temple, Texas;

                  (d)Radio Tower License Agreement dated January 17, 1991 between KTEM Radio, Inc. and Central Texas College / KNCT, as amended, under which Seller is the current licensee and pursuant to which the Station's current antenna and communications equipment is located on a tower in Bell County, Texas;

                  (e)All books and records of Seller, subject to the right of Buyer to have access and to copy for a period of four (4) years from the Closing Date any information dealing exclusively with the business and operations of the Station, and Seller's other books and records related to internal matters and financial relationships with Seller's lenders;

                  (f)Any claims, rights and interest in and to any refunds of federal, state or local franchise, income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date;

                  (g)Any pension, profit-sharing or employee benefit plans, and any employment or collective bargaining agreement, except to the extent specifically assumed in Section 2.4 or 2.5 of this Agreement.

                  (h)The Accounts Receivable.

                  (i)All other assets, properties, rights, interests and claims of Seller of every kind, nature and description whatsoever, real, personal or mixed, tangible or intangible, owned or leased, and wherever located, including all assets and rights acquired between the date of this Agreement and the Closing.

         2.3 Purchase Price. The Purchase Price shall be Three Million Six Hundred and Fifty Thousand Dollars ($3,650,000). The Purchase Price shall be adjusted to reflect any adjustments or prorations made and agreed to at Closing as provided in Section 2.4 hereof. The parties shall attempt to agree on an allocation of the Purchase Price among the Assets prior to the Closing. If the parties are unable to agree on an allocation prior to the Closing, Buyer shall undertake, at its expense, an independent appraisal, the results of which Seller may, but shall be under no obligation to adopt.

         2.4 Adjustments and Prorations. All revenues arising from the Station up until midnight on the day prior to the Closing Date, and all expenses arising from the Station up until midnight on the day prior to the Closing Date, including business and license fees (including any retroactive adjustments thereof), real and personal property taxes and assessments levied against the Assets, and similar prepaid and deferred items, shall be prorated between Buyer and Seller in accordance with the principle that Seller shall receive all revenues, and all refunds to Seller and deposits of Seller held by third parties, and shall be responsible for all expenses, costs and liabilities allocable to the conduct of the business or operations of the Station for the period prior to the Closing Date, and Buyer shall receive all revenues and shall be responsible for all expenses, costs and obligations allocable to the conduct of the business or operations of the Station on the Closing Date and for the period thereafter.

         Notwithstanding the foregoing, there shall be no adjustment for, and Seller shall remain solely liable with respect to, any contracts not included in the Assumed Contracts, or any other obligation or liability not being assumed by Buyer in accordance with Section 2.5. Any adjustments or prorations will, insofar as feasible, be determined and paid on the Closing Date, with final settlement and payment being made within sixty (60) days thereafter.

         2.5 Assumption of Liabilities and Obligations. As of the Closing Date, Buyer shall pay, discharge and perform (i) all of the obligations and liabilities of Seller under the Licenses and the Assumed Contracts insofar as they relate to the time period on and after the Closing Date, and arising out of events occurring on or after the Closing Date, (ii) all obligations and liabilities arising out of events occurring on or after the Closing Date related to Buyer's ownership of the Assets or its conduct of the business or operations of the Station on or after the Closing Date, and (iii) all obligations and liabilities for which Buyer receives a proration adjustment hereunder. All other obligations and liabilities of Seller, including (i) any obligations under any contract not included in the Assumed Contracts, (ii) any obligations under the Assumed Contracts relating to the time period prior to the Closing Date, (iii) any claims or pending litigation or proceedings relating to the operation of the Station prior to the Closing Date, and (iv) those related to employees as set forth in Section 6.9 herein shall remain and be the obligations and liabilities solely of Seller.

         2.6 Reimbursement of Capital Expenses. Buyer shall be responsible for the construction and installation of a new transmitter facility for the Station, including, without limitation, a transmission tower, antenna, transmitter and associated buildings (the "New Tower Site") by a Contractor and at a location reasonably satisfactory to Seller and according to the specification set forth in Schedule 2.6 or as otherwise agreed upon by the parties. In the event the Closing fails to occur and Buyer is entitled to receive the Escrow Deposit pursuant to Section 9.1 herein, Seller shall reimburse to Buyer at such time any amounts actually paid by Buyer toward the construction and installation of the New Tower Site. In the event the Closing fails to occur and Buyer is not entitled to receive the Escrow Deposit pursuant to Section 9.1 herein, Seller shall not be required to reimburse Buyer for any amounts actually paid by Buyer towards the construction and installation of the New Tower Site.

                                    SECTION 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

         3.1 Organization, Standing and Authority. Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas and is duly qualified to conduct its business in the such state, which is the only jurisdiction where the conduct of the business or operations of the Station requires such qualification. Seller has all requisite corporate power and authority (i) to own, lease, and use the Assets as presently owned, leased, and used, and (ii) to conduct the business or operations of the Station as presently conducted. Seller has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Seller, hereunder and thereunder. Seller is not a participant in any joint venture or partnership with any other person or entity with respect to any part of the Station's operations or the Assets.

         3.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Seller have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms except as the enforceability hereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by court-applied equitable remedies.

         3.3 Absence of Conflicting Agreements. To Seller's knowledge and subject to obtaining the Consents, the execution, delivery, and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent of any third party; (ii) will not conflict with any provision of the articles of incorporation or bylaws; (iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, decree, rule, regulation or ruling of any court or governmental instrumentality, which is applicable to either Seller; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, license or permit to which either Seller is a party or by which either may be bound; or (v) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets.

         3.4 Licenses. Schedule 3.4 includes a true and complete list of the Licenses. Seller has delivered to Buyer true and complete copies of the Licenses (including any and all amendments and other modifications thereto). As described in Schedule 3.4, the Licenses were validly issued with the Seller designated thereon being the authorized legal holder thereof. The Licenses comprise all of the licenses, permits and other authorizations required from any governmental or regulatory authority for the lawful conduct of the business or operations of the Station as presently operated. Seller has no reason to believe that the Licenses will not be renewed by the FCC or other granting authority in the ordinary course.

         3.5 Title to and Condition of Real Property. Other than the New Tower Site which may be acquired prior to the Closing pursuant to Section 6.10, hereof, there will be no Real Property transferred to Buyer as part of the Assets.

         3.6 Title to and Condition of Personal Property. Schedule 3.6 contains descriptions of all material items of the Personal Property, which comprises all personal property to be transferred to Buyer hereunder. Except as described in
Schedule 3.6, Seller owns and has good title to the Personal Property. None of the Personal Property owned by Seller is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for (i) liens for current taxes not yet due and payable, and (ii) any other claims or encumbrances which are described in Schedule 3.6 and annotated to indicate that such claims or encumbrances shall be removed prior to or at Closing.

         3.7 Contracts. To Seller's knowledge, all of the Assumed Contracts listed in Schedule 3.7 are in full force and effect, and are valid, binding and enforceable in accordance with their terms, except as the enforceability thereof may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally, or by court-applied equitable remedies or exception indicated on Schedule 3.7. Seller is not in material breach, nor to Seller's knowledge is any other party in material breach, of the terms of any such Assumed Contracts. Except as expressly set forth in Schedule 3.7, the Seller is not aware of any intention by any party to any Assumed Contract to terminate such contract or amend the terms thereof. Except for the Consents, Seller has full legal power and authority to assign its rights under the Assumed Contracts to Buyer in accordance with this Agreement, and such assignment will not affect the validity, enforceability and continuation of any of the Assumed Contracts.

         3.8 Consents. To Seller's knowledge, except for the FCC Consent provided for in Section 6.1 and the other Consents indicated in Schedule 3.7 or described in Schedule 3.8, no consent, approval, permit or authorization of, or declaration to or filing with any governmental or regulatory authority, or any other third party is required (i) to consummate this Agreement and the transaction contemplated hereby, (ii) to permit Seller to assign or transfer the Assets to Buyer, or (iii) to enable Buyer to conduct the business or operations of the Station in essentially the same manner as such business or operations are presently conducted.

         3.9 Trademarks, Trade Names and Copyrights. Schedule 3.9 is a true and complete list of all copyrights, trademarks, trade names, licenses, patents, permits, jingles, privileges and other similar intangible property rights and interests (exclusive of those required to be listed in Schedule 3.4) applied for, issued to or owned by Seller, or under which Seller is licensed or franchised, and used in the conduct of the business or operations of the Station, all of which are valid and in good standing and, to Seller's knowledge, uncontested. Seller has delivered to Buyer copies of all documents establishing such rights, licenses, or other authority. Seller is not aware that it is infringing upon or otherwise acting adversely to any trademarks, trade names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other person or persons, and there is no claim or action pending, or to the knowledge of Seller threatened, with respect thereto.

         3.10 Insurance. All of the tangible property included in the Assets is insured against loss or damage in amounts generally customary in the broadcast industry. Schedule 3.10 comprises a true and complete list of all insurance policies of Seller which insure any part of the Assets. All policies of insurance listed in Schedule 3.10 are in full force and effect.

         3.11 Reports. To Seller's knowledge, except where failure to do so would not have a material adverse effect on the ownership or operation of the
Station: all returns, reports and statements which the Station is currently required to file with the FCC or with any other governmental agency have been filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction thereof have been complied with; all of such reports, returns and statements are substantially complete and correct as filed; and the Station's public inspection file is located at the main studio and is in compliance with the FCC's rules and regulations.

         3.12 Employee Benefit Plans. Other than is set forth in Schedule 3.12, there are no employee benefit plans or arrangements applicable to the employees of Seller employed at the Stations. Seller shall make available to Buyer, if requested by Buyer, true and complete copies of all pertinent written documents or information with respect to employee matters and arrangements at the Station, including without limitation, all employee handbooks, rules and policies, plan documents, trust agreements, employment agreements, summary plan descriptions, and descriptions of any unwritten plans listed in Schedule 3.12 provided such information is reasonably related to Buyer's acquisition of the Assets. There exists no action, suit or claim (other than routine claims for benefits) with respect to any of such plans or arrangements pending or, to the knowledge of Seller, threatened against any of such plans or arrangements, and Seller possesses no knowledge of any facts which could give rise to any such action, suit or claim.

         3.13 Labor Relations. Seller is not a party to or subject to any collective bargaining agreements with respect to the Station except as described in Schedule 3.7. To Seller's knowledge, Seller, in the operation of the Station, has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and it has not received any notice alleging that it has failed to comply in any material respect with any such laws, rules or regulations. No controversies, disputes, or proceedings are pending or, to the best of its knowledge, threatened, between it and employees (collectively) of the Station.

         3.14 Taxes. No events have occurred which could impose on Buyer any transferee liability for any taxes, penalties or interest due or to become due from Seller.

         3.15 Claims, Legal Actions. Except for (i) the application with the FCC for renewal of the FCC licenses which will be filed by Seller this year; (ii) the pending application with the FCC to move the site of the Stations' transmitter and communications facility to a site near Taylor, Texas; (iii) except as set forth in Schedule 3.15; and (iv) except for any investigations and rule-making proceedings generally affecting the broadcasting industry, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Seller threatened, against or relating to Seller, the Assets, or the business or operations of the Station that might adversely affect the Assets, the FCC license or the operation of the Station or that would prevent the consummation of this Agreement by Seller, nor does Seller know of any basis for the same. In particular, except as set forth in Schedule 3.15, but without limiting the generality of the foregoing, there are no applications, complaints or proceedings pending or, to the best of its knowledge, threatened (i) before the FCC relating to the business or operations of the Station other than applications, complaints or proceedings which affect the radio industry generally, (ii) before any federal or state agency involving charges of illegal discrimination by the Station under any federal or state employment laws or regulations, or (iii) against Seller or the Station before any federal, state or local agency involving environmental or zoning laws or regulations.

         3.16 Compliance with Laws. To the best knowledge of Seller, Seller has complied in all material respects with (i) the Licenses, and (ii) all applicable federal, state and local laws, rules, regulations and ordinances. To the best knowledge of Seller, neither the ownership or use, nor the conduct of the business or operations, of the Station conflicts with rights of any other person, firm or corporation.

         3.17 Full Disclosure. No representation or warranty made by Seller herein nor any certificate, document or other instrument furnished or to be furnished by Seller pursuant hereto contains or will contain any untrue
statement  of  a  material  fact  made   intentionally   or  in  bad  faith,  or
intentionally or in bad faith omits or will omit to state any material fact known to Seller and required to make the statements herein or therein not misleading.



                                    SECTION 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

         4.1 Organization, Standing and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is, qualified to conduct business in the State of Texas. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Buyer hereunder and thereunder.

         4.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as the enforceability hereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by court-applied equitable remedies.

         4.3 Absence of Conflicting Agreements. Subject to obtaining the Consents, the execution, delivery, and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent of any third party; (ii) will not conflict with the Articles of Incorporation or Bylaws of Buyer; (iii) will not conflict with, result in a breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, licenses, or permit to which Buyer is a party or by which Buyer may be bound.

         4.4 FCC Qualification. Buyer has no knowledge of any facts which would, under present law (including the Communications Act of 1934, as amended) and present rules, regulations and practices of the FCC, disqualify Buyer as an assignee of the licenses, permits and authorizations listed on Schedule 3.4 hereto, or as an owner and/or operator of the Station's Assets, and Buyer will not take, or unreasonably fail to take, any action which Buyer knows or has reason to know would cause such disqualification (it being understood that Buyer has an active duty to attempt to ascertain what would cause such disqualification). Should Buyer become aware of any such facts, it will promptly notify Seller in writing thereof and use its best efforts to prevent any such disqualification. Buyer further represents and warrants that it is financially qualified to meet all terms, conditions and undertakings contemplated by this Agreement.

                                    SECTION 5
                               COVENANTS OF SELLER

         5.1 Pre-Closing Covenants. Except as contemplated by this Agreement or with the prior written consent of Buyer, not to be unreasonably withheld, between the date hereof and the Closing Date, Seller shall operate the Station in the ordinary course of business (except where such would conflict with the following covenants or with Seller's other obligations hereunder), and abide by the following negative and affirmative covenants:

                  A. Negative Covenants. Seller shall not do any of the following:

                  (1)Disposition of Assets. Sell, assign, lease, or otherwise transfer or dispose of any of the Assets, except for assets consumed or disposed of in the ordinary course of business, where no longer used or useful in the business or operations of the Station or in connection with the acquisition of replacement property of equivalent kind and value;

                  (2)Encumbrances. Create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets, except for (i) those in existence on the date of this Agreement, disclosed in Schedules 3.5 and 3.6, or permitted by Section 2.1, 2.5, 3.5 or 3.6 and (ii) mechanics' liens and other similar liens which will be removed prior to the Closing Date;

                  (3)Licenses.  Do any act or fail  to do any  act  which  might result in the expiration, revocation, suspension or modification of any of the Licenses, or fail to prosecute with due diligence any applications to any governmental authority in connection with the operation of the Station;

                  (4)Rights. Waive any material right relating to the Station or the Assets; or

                  (5)No Inconsistent Action. Knowingly take any action which is inconsistent with its obligations hereunder or which could hinder or delay the consummation of the transaction contemplated by this Agreement.

                  B. Affirmative Covenants. Seller shall do the following:

                  (1) Access to Information. Upon prior notice, allow Buyer and its authorized representatives reasonable access at mutually agreeable times at Buyer's expense during normal business hours to the Assets and the FCC licenses for the purpose of inspection as Buyer may reasonably request, it being understood that the rights of Buyer hereunder shall not be exercised in such a manner as to interfere with the operations of the business of Seller; provided that neither the furnishing of such information to Buyer or its representatives nor any investigation made heretofore or hereafter by Buyer shall affect Buyer's rights to rely on any representation or warranty made by Seller in this Agreement, each of which shall survive any furnishing of information or any investigation;

                  (2) Maintenance of Assets. Maintain all of the Assets or replacements thereof and improvements thereon in current condition (ordinary wear and tear excepted), and use, operate and maintain all of the above assets in a reasonable manner, with inventories or spare parts and expendable supplies being maintained at levels consistent with past practices;

                  (3) Insurance. Maintain the existing insurance policies on the Station and the Assets;

                  (4) Consents. Use its reasonable efforts to obtain the Consents;

                  (5) Books and Records. Maintain its books and records in accordance with past practices;

                  (6) Notification. Promptly notify Buyer in writing of any unusual or material developments with respect to the assets of the Station, and of any material change in any of the information contained in Seller's representations and warranties contained in Section 3 hereof or in the schedules hereto, provided that such notification shall not relieve Seller of any obligations hereunder;

                  (7) Compliance with Laws. Comply in all material respects with all rules and regulations of the FCC, and all other laws, rules and regulations to which Seller, the Station and the Assets are subject.

         5.2 Post-Closing Covenants. After the Closing, Seller will take such actions, and execute and deliver to Buyer such further deeds, bills of sale, or other transfer documents as, in the reasonable opinion of counsel for Buyer and Seller, may be necessary to ensure, complete and evidence the full and effective transfer of the Assets to Buyer pursuant to this Agreement.


                                    SECTION 6
                        SPECIAL COVENANTS AND AGREEMENTS

         6.1 FCC Consent. The assignment of the FCC Licenses as contemplated by this Agreement is subject to the prior consent and approval of the FCC.

                  A. Within ten (10) days after the execution of this Agreement, Buyer and Seller shall file with the FCC an appropriate application for FCC
Consent. The parties shall prosecute said application with all reasonable diligence and otherwise use their best efforts to obtain the grant of such application as expeditiously as practicable. If the FCC Consent imposes any condition on any party hereto, such party shall use its best efforts to comply with such condition unless compliance would be unduly burdensome or would have a material adverse effect upon it. If reconsideration or judicial review is sought with respect to the FCC Consent, Buyer and Seller shall oppose such efforts to obtain reconsideration or judicial review (but nothing herein shall be construed to limit any party's right to terminate this Agreement pursuant to Section 9 of this Agreement).

                  B. The transfer of the Assets hereunder is expressly conditioned upon (i) the grant of the FCC Consent without any materially adverse conditions on Buyer, (ii) compliance by the parties hereto with the condition (if any) imposed in the FCC Consent, and (iii) the FCC

Consent, through the passage of time or otherwise, becoming a Final Order, provided, though, that the condition that the FCC Consent shall have become a Final Order may be waived by Buyer, in its sole discretion.

                  C. The transfer of the Assets hereunder is further expressly conditioned up the grant by the FCC of a Construction Permit allowing the Station to broadcast from the New Tower Site, the preparation of the application for which Buyer shall be solely responsible. Seller shall cooperate fully, however, and execute as necessary, any such applications or other filings associated with such application.

         6.2 Control of the Station. Buyer shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise or direct, the operations of the Station; such operations, including complete control and supervision of all of the Station's programs, employees, and policies, shall be the sole responsibility of Seller until the completion of the Closing hereunder.

         6.3 Taxes, Fees and Expenses. Buyer shall pay of all sales, transfer and similar taxes and fees, if any, arising out of the transfer of the Assets pursuant to this Agreement. All filing fees required by the FCC shall be paid equally by Seller and Buyer. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and other representatives.

         6.4 Brokers. Buyer and Seller each represents and warrants that neither it nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transaction contemplated by this Agreement, except for Whitley Broadcast Media, Inc., whose fee shall be solely the responsibility of Seller.

         6.5 Confidentiality. Except as necessary for the consummation of the transaction contemplated hereby, including Buyer's obtaining financing in any form or means of its choosing related hereto, each party hereto will keep confidential any information which is obtained from the other party in connection with the transaction contemplated hereby and which is not readily available to members of the general public, and will not use such information for any purpose other than in furtherance of the transactions contemplated hereby. In the event this Agreement is terminated and the purchase and sale contemplated hereby abandoned, each party will return to the other party all documents, work papers and other written material obtained by it in connection with the transaction contemplated hereby.

         6.6 Cooperation. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Seller shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their best efforts to consummate the transaction contemplated hereby and to fulfill their obligations hereunder. Notwithstanding the foregoing, except as otherwise set forth herein neither Seller nor Buyer shall have any obligation (i) to expend funds to obtain the Consents, or (ii) to agree to any adverse change in any License or Assumed Contract to obtain a Consent required with respect thereto.

         6.7      Risk of Loss.

                  A. Except for the New Tower Site (as defined herein in Section 2.6), the risk of loss for which shall be borne by Buyer, the risk of loss, damage or impairment, confiscation or condemnation of any of the Assets from any cause whatsoever shall be borne by Seller at all times prior to the completion of the Closing.

                  B. If any damage or destruction of the Assets other than to the New Tower Site, occurs which prevents signal transmission by the Station in the normal and usual manner and Seller cannot restore or replace such Assets so that the conditions are cured and normal and usual transmission is resumed before the Closing Date, the Closing Date shall be postponed, for a period of up to one hundred and twenty (120) days, to permit the repair or replacement of the damage or loss.

                  C. In the event of any damage or destruction of the Assets, other than to the New Tower Site, described above, if such Assets have not been restored or replaced and the Station's normal and usual transmission resumed (except due to a cause related to the New Tower Site) within the one hundred and twenty (120) day period specified above, Buyer may terminate this Agreement forthwith without any further obligation hereunder by written notice to Seller. Alternatively, Buyer may, at its option, proceed to close this Agreement and complete the restoration and replacement of such damaged Assets after the Closing Date, in which event Seller shall deliver to Buyer all insurance proceeds received in connection with such damage or destruction of the Assets to the extent not already expended by Seller arising in connection with such restoration and replacement.

                  D. Notwithstanding any of the foregoing, Buyer may terminate this Agreement forthwith without any further obligation hereunder by written notice to Seller if any event occurs, other than an event related to the New Tower Site, which prevents signal transmission by the Station in a manner generally equivalent to its current operations for a consecutive period of five
(5) or a cumulative period of fourteen (14) days after the date hereof.

         6.8 Employee Matters. Nothing contained in this Agreement shall confer upon any employee of Seller any right with respect to continued employment by Buyer, nor shall anything herein interfere with any right the Buyer may have after the Closing Date to (i) terminate the employment of any of the employees at any time, with or without cause, or (ii) establish or modify any of the terms and conditions of the employment of the employees in the exercise of its independent business judgment. Buyer will not incur any liability on account of Seller's employees in connection with the transaction, including, without limitation, any liability on account of unemployment insurance contributions, termination payments, retirement, pension, profit-sharing, bonus, severance pay, disability, health, accrued vacation, accrued sick lease (unless a pro-rated adjustment is made as to vacation or sick leave) or other employee benefit plans, practices, agreements, or understandings.

         6.9 Accounts Receivable. Any payment received by Buyer following the Closing from any customer with an account which is an Account Receivable attributable to Seller's ownership of the Station shall be remitted to Seller in the ordinary course. 6.10 New Tower Site.

                  A.It shall be Buyer's responsibility to locate and arrange to acquire the land for the New Tower Site. It is agreed, however, that if the land for the New Tower Site is acquired prior to the Closing, whether by contract, lease or in fee, it will be acquired in Seller's name at a price and under terms and conditions satisfactory to Seller, with Buyer providing all funds and timely bearing all of the costs of the acquisition. Prior to the acquisition, Buyer, at its cost, shall furnish a Phase 1 Environmental Study to Seller and Seller must be satisfied, in its sole discretion, that the land is environmentally sound before it takes title to the land or to any interest therein. In addition, prior to Seller's taking title to the land or any interest therein, Buyer, at its expense, shall furnish to Seller a title commitment from a title insurance company acceptable to Seller committing to insure the title in the amount of the price for the acquisition of the land, insuring Seller against loss under the provisions of the title policy , subject only to those title exceptions acceptable to Buyer and the standard printed exceptions contained in the promulgated form of the title policy provided that (1) the exception as to the area and boundaries shall be deleted except for any shortages in area, and (2) the exception as to restrictive covenants shall be endorsed "None of record" unless such restriction are approved by Seller. Still further, prior to the acquisition, Buyer shall, at its expense, furnish to Seller a survey of the land to be acquired for the New Tower Site made by a Registered Professional Land Surveyor and acceptable to the title company (1) identifying the land by metes and bounds or platted lot description, (2) showing that the survey was made and staked on the ground with corners permanently marked, (3) setting forth the dimension and the total area of the property, (4) showing the location of all improvements, highways, streets, roads, railroads, rivers, creeks or other waterways, fences, easements, and rights of way on the land with all easements and rights of way referenced to their recording information, (5) showing any discrepancies or conflicts in boundaries, any visible encroachments, and (6) any portion of the property lying within the 100 year flood plane as shown on the current Federal Emergency Management Agency map and containing the surveyor's certificate that the survey is true and correct. At the Closing, Seller shall convey or assign to Buyer all its right, title and interest in such land by special warranty deed on a "AS IS, WHERE IS WITH ALL FAULTS" basis with no warranty or representation as to fitness for any particular purpose. If the Closing fails to occur and Buyer is entitled to receive the Escrow Deposit pursuant to Section 9.1 herein, Seller shall reimburse to Buyer at such time any amounts actually paid by Buyer up to that time towards the acquisition for the land. In the event the Closing fails to occur and Buyer is not entitled to receive the Escrow Deposit pursuant to Section 9.1 herein, Seller shall not be required to reimburse Buyer for any amounts actually paid by Buyer towards the acquisition of such land.

                  B.In the event such land for the New Tower Site is acquired in Seller's name prior to Closing, Buyer is hereby granted full right to enter onto such land in order to effectuate the construction of the New Tower Site during the period prior to Closing, provided however, Buyer's right to enter onto such land and its activities thereon shall be at the sole risk of Buyer. Buyer shall indemnify and hold harmless Seller from any and all claims, causes of action, damages and liabilities of any kind for personal injury (including death) or property damage, arising directly or indirectly from any activity of Buyer or Buyer's agents, employees or contractors in or about the New Tower Site.

                                    SECTION 7
                  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER

         7.1 Conditions to Obligations of Buyer. All obligations of Buyer at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions any of which may be waived by Buyer in whole or in part in its sole discretion in writing:

                  A. Representations and Warranties. The representations and warranties of Seller in this Agreement shall be true and complete in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, as though such representations and warranties were made at and as of such time.

                  B. Covenants and Conditions. Seller shall have in all material respects performed and complied with the covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  C.  Consents.  Each of the Consents  marked as  "material"  on
Schedule 3.7 shall have been duly obtained and delivered to Buyer with no material adverse change to the terms of the License or Assumed Contract with respect to which such Consent is obtained.

                  D. Licenses. Seller shall be the holder of the Licenses, and there shall not have been any modification of any of such Licenses which has an adverse effect on the Station or the conduct of its business or operations. No proceeding shall be pending the effect of which would be to revoke, cancel, fail to renew, suspend or modify adversely any of the Licenses. The FCC consent shall have been granted and become a Final Order.

                  E. Deliveries. Seller shall have made or stand willing and able to make all the deliveries to Buyer set forth in Section 8.2

         7.2 Conditions to Obligations of Seller. The obligations of Seller at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions any of which may be waived by Seller in whole or in part in its sole discretion in writing:

                  A. Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, as though such representations and warranties were made at and as of such time.

                  B. Covenants and Conditions. Buyer shall have in all material respects performed and complied with the covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  C. Deliveries. Buyer shall have made or stand willing and able to make all the deliveries set forth in Section 8.3.

                  D. FCC Consent. The FCC Consent shall have been granted.


                                    SECTION 8
                         CLOSING AND CLOSING DELIVERIES

         8.1 Closing. The closing shall take place at 10:00am on a mutually agreeable date, no later than ten (10) days following the date upon which both
(i) the FCC Consent has become a Final Order and (ii) the Construction Permit for the New Tower site shall have been granted (the "Closing Date"), provided, though, that Buyer may waive the requirement for a Final Order and schedule the Closing Date, with five (5) days written notice to Seller, at any time after the receipt of FCC Consent. Closing shall be held at the offices of Buyer or Seller or such other place as shall be mutually agreed to by Buyer and Seller, or by mail, facsimile and/or overnight delivery.

         8.2 Deliveries by Seller. Prior to or on the Closing Date, Seller shall deliver to Buyer the following, in substantially the same forms as set forth in Schedules 8.2 (a) and (e):

                  (a) Transfer Documents. Duly executed warranty bills of sale, assignments and other transfer documents in substantially the same forms as set forth in Schedule 8.2(a), which shall be sufficient to vest good and indefeasable title to the Assets in the name of Buyer or its permitted assignees, free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for those permitted in accordance with Sections 2.1, 2.5, 3.5 or 3.6 hereof);

                  (b)  Consents.   The  original  of  each  Consent   marked  as
         "material" with an asterisk on Schedule 3.7;

                  (c) Seller's Certificate. A certificate, dated as of the Closing Date, executed by an officer of Seller, certifying: (i) that the representations and warranties of Seller contained in this Agreement are true and complete in all material respects as of the Closing Date, except for changes contemplated by this Agreement, as though made on and as of that date; and (ii) that Seller has, in all material respects, performed its obligations and complied with its covenants set forth in this Agreement to be performed and complied with prior to or on the Closing Date;

                  (d) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by Seller's Secretary: (i) certifying that the execution and delivery of this Agreement by Seller and the consummation of the transaction contemplated hereby have been authorized and ratified; and (ii) providing, as attachments thereto, a certificate of legal existence certified by an appropriate Texas state official; as of a date not more than fifteen (15) days before the Closing Date

                  (e) Opinions of Counsel. Opinions of Seller's counsel and communications counsel dated as of the Closing Date, and addressed to Buyer and at Buyer's directions, to

         Buyer's  lenders,  substantially in the form of Schedule 8.2(e) hereto.
         8.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

                  (f) Purchase Price. The Purchase Price paid to Seller or Seller's designee as provided in Section 2.3;

                  (g) Assumption Agreements. Appropriate assumption agreements in substantially the same forms as set forth in Schedule 8.3(b) pursuant to which Buyer shall assume and undertake to perform Seller's obligations under the Licenses and Assumed Contracts arising on or after the Closing Date;

                  (h) Officer's Certificate. A certificate, dated as of the Closing Date, executed by the President or Vice President of Buyer, certifying (i) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date, except for changes contemplated by this Agreement, as though made on and as of that date, and (ii) that Buyer has, in all material respects, performed its obligations and complied with its covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date;

                  (i) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by Buyer's Secretary, certifying that the resolutions, as attached to such certificate, were duly adopted by Buyer's Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect;

                  (j) Opinion of Counsel. An opinion of Buyer's General Counsel dated as of the Closing Date, substantially in the form of Schedule 8.3(e) hereto.


                                    SECTION 9

                           RIGHTS OF BUYER AND SELLER
                            ON TERMINATION OR BREACH

         9.1 Termination Rights. This Agreement may be terminated by either Buyer or Seller if the terminating party is not then in breach of any material provision of this Agreement, upon written notice to the other party, upon the occurrence of any of the following:

                  (a) If on the Closing Date (i) any of the conditions precedent to the obligations of the terminating party set forth in Section 7 of this Agreement shall not have been materially satisfied, and (ii) satisfaction of such condition shall not have been waived by the terminating party;

                  (b) If the Closing shall not have occurred on or before October 31, 1997.

Upon termination: (i) if neither party hereto is in breach of any material provision of this Agreement, the parties hereto shall not have any further liability to each other; (ii) if Seller shall be in breach of any material provision of this Agreement, Buyer shall have only the rights and remedies provided in Section 9.3 or (iii) if Buyer shall be in breach of any material provision of this Agreement, Seller shall be entitled only to liquidated damages as provided in Section 9.2 hereof. If, upon termination, Buyer shall not be in breach of any material provision of this Agreement, the Escrow Deposit, plus all interest or other proceeds from the investment thereof, less any compensation due the Escrow Agent, shall be paid to Buyer.

         9.2 Liquidated Damages. In the event this Agreement is terminated by Seller due to a material breach by Buyer of its representations, warranties, covenants and other obligations under this Agreement, then the Escrow Deposit shall be paid to Seller as liquidated damages, it being agreed that the Escrow Deposit shall constitute full payment for any and all damages suffered by Seller by reason of Buyer's failure to close this Agreement. Buyer and Seller agree in advance that actual damages would be difficult to ascertain and that the amount of the Escrow Deposit is a fair and equitable amount to reimburse Seller for damages sustained due to Buyer's failure to consummate this Agreement for the above-stated reason. All interest or other proceeds from the investment of the Escrow Deposit, less any compensation due the Escrow Agent, shall be paid to Seller.

         9.3 Specific Performance. The parties recognize that in the event Seller should refuse to perform under the provisions of this Agreement, monetary damages would not be adequate. Buyer shall therefore be entitled, as its exclusive remedy hereunder, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement, Seller hereby waives the defense that there is an adequate remedy at law.

         9.4 Defaults. In the event of a default by a party hereto (the "Defaulting Party") which results in the filing of a lawsuit for damages, specific performance, or other remedy the other party (the Nondefaulting Party) shall be entitled to reimbursement by the Defaulting Party of reasonable legal fees and expenses incurred by the Nondefaulting Party in the event the Nondefaulting Party prevails.



                                   SECTION 10

                    SURVIVAL OF REPRESENTATIONS AND WARRANTS,
                               AND INDEMNIFICATION

         10.1 Representations and Warranties. All representations and warranties contained in this Agreement shall be deemed continuing representations and warranties, and shall survive the Closing Date for a period of fifteen (15) months (the "Survival Period"). No claim for indemnification may be made under this Section 10 (except for section 10.3(a) or related claims under Section 10.3(c)) after the expiration of the Survival Period. A claim for indemnity by Seller pursuant to Section 6.10(B) may be made at any time before or after the expiration of the survival period. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation or warranty contained herein, except that insofar as any party has knowledge of any misrepresentation or breach of warranty at Closing and such knowledge is documented in writing at Closing, such party shall be deemed to have waived such misrepresentation or breach. As of the effective date of this Agreement, neither party is aware of any misrepresentation or breach of warranty under this Agreement on the part of the other party hereto.

         10.2 Indemnification by Seller. Seller shall indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

                  (a) Any and all losses, liabilities or damages resulting from any untrue representation, breach of warranty or nonfulfillment of any covenants by Seller contained herein or in any certificate, delivered to Buyer hereunder.

                  (b) Any and all obligations of Seller not assumed by Buyer pursuant to the terms hereof;

                  (c) Any and all losses, liabilities or damages resulting from Seller's operation or ownership of the Station prior to the Closing Date, including any and all liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring prior to the Closing Date; and

                  (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, and reasonable costs and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof.

         10.3 Indemnification by Buyer. In addition to other situations whereby Buyer agrees to indemnify Seller hereunder, Buyer shall indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for:

                  (a) Any and all losses, liabilities or damages resulting from any untrue representation, breach of warranty or nonfulfillment of any covenants by Buyer contained herein or in any certificate delivered to Seller hereunder;

                  (b) Any and all losses, liabilities or damages resulting from Buyer's operation or ownership of the Station on or after the Closing Date, including any and all liabilities or obligations arising under the Licenses or the Assumed Contracts which relate to events occurring after the Closing Date or otherwise assumed by Buyer under this Agreement; and

                  (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, and reasonable costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof.

         10.4 Procedures for Indemnification. The procedures for indemnification shall be as follows:

                  A. The party claiming the indemnification (the "Claimant") shall promptly give notice to the party from whom indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying (i) the factual basis for such claim, and (ii) the amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five (5) days after written notice of such action, suit or proceeding was given to Claimant.

                  B. Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said thirty (30) day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, or if the Indemnifying Party does not respond to such notice, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

                  C. With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for reasonable actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense.

                  D. If a claim, whether between the parties or by a third party, requires immediate action, the parties will make all reasonable efforts to reach a decision with respect thereto as expeditiously as possible.

                  E. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained in good faith by the Claimant with respect to such claim.

                  F. The  indemnification  rights  provided in Sections 10.2 and
10.3 shall extend to the shareholders, directors, officers, partners employees and representatives of the Claimant although for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

         10.5     Floor, Ceiling, Offsets.

                           1.Floor. Neither Buyer nor Seller shall be entitled to indemnification under this Agreement until the aggregate losses, damages and expenses suffered by such party for which the other party has agreed to indemnify such party under this Agreement exceeds $25,000.00, whereupon, such party shall be entitled to indemnification by the other party for losses, damages, and expenses suffered by such party in excess of that amount, provided however, a claim or claims for indemnity by Seller pursuant to section 6.10(B) hereof shall not be counted in aggregating the amount of losses, damages or expenses suffered by Seller for purposes of this section.

                           2.Ceiling.   Neither   party  shall  be  entitled  to
         indemnification hereunder for that amount of its aggregate indemnification claims against such party in excess of $1,750,000.00, provided however, a claim or claims for indemnity by Seller pursuant to section 6.10(B) hereof shall not be counted in aggregating the amount of its indemnification for purposes of this section.

                           3.Offsets. In any event occurs that would entitle either party to a right of indemnification hereunder, no loss, damages or expense shall be deemed to have been sustained by such party to the extent of any future tax savings realized or insurance proceeds recovered by such party or any of its affiliates as a result of the event giving rise to such right of indemnification. Each party, on behalf of itself and its affiliates, waives any rights of subrogation with respect to any and all insurance proceeds.


                                   SECTION 11
                                  MISCELLANEOUS

         11.1 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, or by facsimile transmission, with receipt confirmation, (iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

If to Seller:                Stellar Communications, Inc.
                             3502-I S. Broadway
                             Tyler, Texas  75701
                             Attn: Mr. Don Chaney, President
                             Fax (903) 509-4152

with a copy
(which shall
not constitute notice) to:   Randall L. Robert, Esq.
                             Potter, Minton, Roberts, Davis & Jones
                             P.O. Box 359
                             110 North College Street, 500 Plaza Tower
                             Tyler, Texas 75710
                             Fax: (903) 593-0846


If to Buyer:                 American Radio Systems Corporation
                             116 Huntington Avenue
                             Boston, MA  02116
                             Attention: Steven B. Dodge, President

                             Fax:  (617) 375-7575

with a copy
(which shall not
constitute notice) to:       Michael B. Milsom, Vice President & General Counsel
                             American Radio Systems Corporation
                             116 Huntington Avenue
                             Boston, MA  02116
                             Fax:  (617) 375-7575

or to such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.1.

         11.2 Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto, except that Buyer may assign its rights and obligations under this Agreement to any affiliated or unaffiliated entity, provided, however, that such assignment does not delay the Closing and that following which assignment Buyer shall remain liable to Seller for all of Buyer's obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.3 Governing Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Texas.

         11.4 Headings. The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         11.5 Gender and Number. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context required.

         11.6 Entire Agreement. This Agreement, all schedules hereto, and all documents and certificates to be delivered by the parties pursuant hereto collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. All schedules attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein. This Agreement supersedes all prior negotiations between Buyer and Seller, and all letters of intent and other writings related to such negotiations, and cannot be amended, supplemented or modified except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

         11.7 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.7.

         11.8   Severability.   If  any  provision  of  this  Agreement  or  the
application   thereof  to  any  person  or  circumstance  shall  be  invalid  or unenforceable or any extent, the remainder of this

Agreement  and  the   application   of  such   provision  to  other  persons  or
circumstances shall not be affected thereby and shall be enforced to the greater extent permitted by law.

         11.9 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.

         11.10 Time of Essence. Time is of the essence with respect to all of the provisions of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed by Buyer and Seller as of the date first above written.

         SELLER:                            STELLAR COMMUNICATIONS, INC.


                                            By: _______________________________
                                                Don Chaney, President


         BUYER:                             AMERICAN RADIO SYSTEMS CORPORATION



                                            By: _______________________________

                                            Title:

                      SCHEDULES TO ASSET PURCHASE AGREEMENT




1.7               Escrow Agreement

2.6               Specifications for New Tower Site

3.4               Licenses

3.6               Personal property

3.7               Assumed Contracts

3.8               Consents required

3.9               Trademarks; trade names; copyrights

3.10              Insurance Policy Covering Assets

31                Employee Benefit Plans

3.15              Claims; legal actions

8.2(a)            Forms of Transfer Documents

8.2(e)            Opinion of Seller's General and FCC Counsels

8.3(b)            Buyer's Assumption Agreement

8.3(e)            Opinion of Buyer's General Counsel